Exhibit 99(a)



                         [Letterhead of Morgan Stanley]




                                                                  April 24, 2000

Board of Directors
Columbia Energy Group
13880 Dulles Corner Lane
Herndon, VA 20171-4600

Members of the Board:

         We understand that Columbia Energy Group (the "Company") and Nisource Inc.("Parent")have entered into an Agreement and Plan of Merger dated February 27, 2000 (the "Merger Agreement"). As more specifically set forth in the Merger Agreement, and subject to the terms and conditions thereof, as promptly as practicable following the execution of the Merger Agreement, Parent will cause to be organized Parent Holdco ("Holdco"), which will be 100% owned by Parent, and Holdco will cause to be organized Parent Acquisition Corp. ("PAC") and Company Acquisition Corp. ("CAC"), each of which will be 100% owned by Holdco.

         At the effective time, (A) PAC will merge with and into Parent (the "Parent Merger") and each issued and outstanding common share, without par value, of Parent (the "Parent Common Stock") (other than shares held in the treasury of Parent or owned by any Subsidiary (as defined in the Merger Agreement) of Parent, which shall be canceled) shall be converted into one share of Holdco common stock, without par value (the "Holdco Common Stock") and (B) CAC will merge with and into the Company (the "Company Merger" and, together with the Parent Merger, the "Merger") and each issued and outstanding share of Company Common Stock (other than Dissenting Shares (as defined in the Merger Agreement), shares owned by Parent or any Subsidiary of Parent, which shall be canceled, and shares held in the treasury of the Company or owned by any Subsidiary of the Company, which shall be canceled (collectively, "Excluded Shares")) shall be converted into the right to receive, at the election of the holders of such shares, either (1) the sum of (x) $70 in cash, without interest, plus (y) $2.60 in face value of Holdco SAILS security units having the terms set forth in Annex A to the Merger Agreement, plus (z) the Additional Amount (as defined below), if any (the "Cash and Units Consideration") or (2) a number, in no event to be greater than 4.4848, of shares of Holdco Common Stock determined by dividing $74 by the Average Parent Share Price (as defined in the Merger Agreement), plus the Additional Amount, if any


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(the "Stock Consideration"). The "Additional Amount" means an amount in cash equal to 7% interest on $72.29 for the period beginning on the first anniversary of the Merger Agreement, and ending on the day prior to the closing of the Merger (calculated on a per annum basis of a 365-day year) less all cash dividends declared or paid on the Company Common Stock after the first anniversary of the Merger Agreement; provided, however, that the Additional Amount shall not be a negative number. The Merger Agreement provides that, notwithstanding the elections of holders of shares of Company Common Stock, (i) no greater than 30% of the outstanding shares of Company Common Stock will be converted into the right to receive the Stock Consideration and (ii) if less than 10% of the outstanding shares of Company Common Stock elect the Stock Consideration, all shares of Company Common Stock will be converted into the Cash and Units Consideration, provided that Parent SAILS security units will be delivered in lieu of Holdco SAILS security units. Dissenting Shares shall not be converted into the right to receive the Cash and Units Consideration, the Stock Consideration or the Alternative Structure Merger Consideration, as the case may be, unless and until the holder of such shares shall have failed to perfect or shall have withdrawn or lost his right to appraisal and payment, as the case may be, at which time such shares shall be deemed to have been converted into the right to receive the Cash and Units Consideration, without any interest thereon.

         Notwithstanding the foregoing, if Parent fails to obtain the necessary shareholder approval to consummate the Parent Merger, (i) the Parent Merger will not be consummated and (ii) at the effective time of the Company Merger, each issued and outstanding share of Company Common Stock (other than Excluded Shares) shall, in lieu of being converted as provided in the preceding paragraph, be converted into the right to receive the sum of (x) $70 in cash, without interest, plus (y) $3.02 in face value of Parent SAILS security units having the terms set forth in Annex A to the Merger Agreement, plus (z) the Additional Amount, if any (the "Alternative Structure Merger Consideration" and, together with the Cash and Units Consideration and the Stock Consideration, the "Consideration").

         You have asked for our opinion as to whether the Consideration to be received by the holders of Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

         For purposes of the opinion set forth herein, we have:



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        (i)  reviewed certain publicly available financial statements and other information of the Company and Parent;

       (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and Parent prepared by the management of the Company and Parent, respectively;

      (iii) reviewed and analyzed certain financial projections prepared by the management of the Company and Parent;

       (iv) discussed the past and current operations and financial condition and the prospects of the Company and Parent, including the strategic rationale for the Merger and the information relating to certain strategic, financial and operational benefits anticipated from the Merger with senior executives of the Company and Parent, respectively;

        (v) reviewed the pro forma impact of the Merger on Parent's earnings per share and considered the impact of the Merger on Parent's consolidated capitalization and financial ratios;

       (vi) reviewed the reported prices and trading activity for the Company Common Stock and the Parent Common Stock;

      (vii) compared the financial performance of the Company and Parent and the prices and trading activity of the Company Common Stock and the Parent Common Stock with that of certain other comparable publicly-traded companies and their securities;

     (viii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

       (ix) participated in discussions and negotiations among representatives of the Company and Parent and their financial and legal advisors;

        (x)  reviewed the Merger Agreement and certain related documents; and


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       (xi)  performed such other analyses and considered such factors as we have deemed appropriate.

         We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial projections, and information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and Parent. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

         We note that we are not legal or regulatory experts and have relied upon, without independent verification, the assessment of the Company's legal and regulatory advisors with respect to the legal and regulatory matters related to the Merger.

         In arriving at our opinion, we were authorized to solicit, and did solicit, interest from numerous parties with respect to an acquisition, business combination or other extraordinary transaction involving the Company.

         We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan, Stanley & Co. Incorporated and its affiliates have provided financial advisory and financing services for the Company and Parent and have received fees for the rendering of these services.

         It is understood that this letter is for the information of the Board of Directors of the Company, except that this opinion may be included in its entirety in any filing made by the Company in respect of the transaction with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the Holdco Common Stock or the SAILS security units of Holdco or Parent, as the case may be, will trade following consummation of the Merger and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the



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Company should vote at the shareholders meeting held in connection with the
Merger.

         Based upon and subject to the foregoing, we are of the opinion on the date hereof that the Consideration to be received by the holders of Company Common Shares pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                                 Very truly yours,

                                                 MORGAN STANLEY & CO.
                                                 INCORPORATED


                                                 By:  /s/ Daniel B. More
                                                      ------------------
                                                      Daniel B. More
                                                      Managing Director